Loan and Loan Document Modification Agreement
      Relating, Inter Alia, To That Certain Consolidating Loan Agreement
                          Dated as of August 28, 1998
                                 By and Among
                     Cape Fear Farm Credit, ACA ("Lender")
                                      and
      Carroll's Foods, Inc. ("Foods"), Carroll's Realty, Inc. ("Realty"),
               and Carroll's Realty Partnership ("Partnership")
        (Foods, Realty and Partnership, collectively, "Borrowers", and each, individually, a "Borrower"); and Loan Documents Related Thereto


      This Loan and Loan Document Modification Agreement (the "Agreement") executed to be effective as of May 7, 1999 by and among Lender, Borrowers and Guarantors (as defined hereinbelow) (collectively, the "Parties").

                             PRELIMINARY STATEMENT

      A. Lender previously has made, pursuant to that certain Consolidating Loan Agreement dated as of August 28, 1998 by and among Lender, Borrowers and others (the "Loan Agreement"), loans to Borrowers as follows:

            (i) A revolving line of credit in the original principal amount of up to $65,000,000 (the "Operating RLOC"),

            (ii) A revolving line of credit in the original principal amount of up to $80,000,000 (the "Evergreen RLOC"), and

            (iii) A revolving line of credit in the original principal amount of up to $50,000,000 (the "Stock Loan").

      B. Smithfield Foods, Inc. and/or certain of its subsidiaries/affiliates have entered into certain transactions (the "Transactions") with Borrowers and/or certain of their affiliates, which Transactions are more specifically described on Exhibit A attached hereto and incorporated herein by reference.

      C. Lender has previously provided its consent to the Transactions and waiver of certain violations of or defaults under the Loan Agreement which would have occurred as a result of the Transactions, which consent and waiver was provided by letter dated May 3, 1999 from Lender to C. Larry Pope, Vice President-Finance, Smithfield Foods, Inc. (the "Waiver and Consent Letter"), a copy of which is attached hereto as Exhibit B; PROVIDED HOWEVER, that such consent and waiver was conditioned, among other things, upon the provision of an unconditional guaranty by Smithfield Foods, Inc. of Borrower's obligations under the Operating RLOC and the Evergreen RLOC, and upon certain amendments and modifications of the Loan Agreement and loan documents pertaining thereto.


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



      D. Lender, Borrowers, and Guarantors now desire to modify the Loan Agreement and the Loan Documents (as defined in the Loan Agreement) to effect the intent of Parties as set forth in the Waiver and Consent Letter. Except as otherwise modified herein, all terms used herein shall have the meaning as set forth in the Loan Agreement.

      NOW, THEREFORE, in consideration of the premises set forth in the foregoing Preliminary Statement, and in consideration of the mutual promises contained hereinbelow and of other good and valuable consideration, the receipt, sufficiency and adequacy of which the Parties do hereby acknowledge, the Parties do hereby agree as follows:

      A.    AMENDMENT TO LOAN AGREEMENT; CONSENTS REQUIRED THEREUNDER.

      1. The Loan Agreement is hereby amended as follows:

            (a) Any references to the "Consolidating Loan Agreement" shall mean the Loan Agreement as amended by this Agreement.

            (b) Lender's obligation to make any advances under the Stock Loan is hereby terminated and any provisions contained in the Loan Agreement related thereto or to the administration thereof or the collateral security therefor are hereby deleted. Further, any impositions upon or obligations of Swine Investment under the Loan Agreement are hereby terminated, and any reference thereto is hereby deleted.

            (c) Article 1, Definitions is amended as follows:

                  (i) The following sections are hereby deleted: 1.1, 1.16, 1.23, 1.27, 1.39, 1.40, 1.45, 1.47, 1.48, 1.49, 1.50,
                        1.51, 1.53, 1.54, and 1.55.

                  (ii) The following definition is added in the appropriate alphabetical order:

                        o "Chase Manhattan Facilities" means those certain loan facilities extended to Smithfield under a credit agreement dated July 15, 1997, as amended, among Smithfield and Chase Manhattan Bank, N.A., as administrative agent for certain lenders.

                  (iii) The following definitions are amended:

                        o     Section 1.13 is amended to read as follows:
                              "Evergreen RLOC Maturity Date" means November 1, 1999.



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



                        o     Section 1.20 is amended to read as follows:
                              "Guarantor" means, individually, Carroll's
                              Turkeys, Inc., Carroll's Capital, Inc., Carroll's Foods of Mexico, Inc., Carroll's Foods of Brazil, LLC, and Smithfield.

                        o Section 1.24 is amended to delete the phrase "the Pledge Agreement, Forbearance Agreements," therefrom.

                        o     Section 1.25 is amended to read as follows:
                              "Loans" means the Operating RLOC and the Evergreen RLOC as described in Section 2.1.

                        o     Section 1.30 is amended to read as follows:
                              "Notes" means the Operating RLOC Note and the Evergreen RLOC Note.

                        o     Section 1.36 is amended to read as follows:
                              "Operating RLOC Maturity Date" means November 1, 1999.

                        o     Section 1.46 is amended to read as follows:
                              "Smithfield" means Smithfield Foods, Inc., a
                              Virginia corporation.

            (c)   Section 4.1(c) is amended to read as follows:

                        (c) Financial Statements. Borrowers shall furnish (i)
                  monthly internally-prepared financial statements of each of the entities comprising the Carroll's Group within thirty (30) days after the close of each month and certified by the chief financial officer or general partners (as the case may be) of the respective entity to be true, correct and complete; and
                  (ii) such other information respecting the financial condition and operations of each entity comprising the Carroll's Group as Lender from time to time reasonably may request. All financial statements shall be prepared in accordance with GAAP, shall be in form and content satisfactory to Lender, and shall include, without limitation, an income or cash flow statement, balance sheet, and list of contingent liabilities and claims.

            (d) Section 4.1(h) is amended to insert the phrase "of such entity and its subsidiaries, taken as a whole," following the phrase "material adverse change" occurring in the third line thereof.

            (e) Section 4.2(f) is amended to read as follows:

                        (f) Extension of Loans; Guaranties. No Borrower shall
                  make any loans, advances, extensions of credit to, or permit to be outstanding loans or advances by or on behalf of Borrowers, or any one or more of them, or become a guarantor, endorser, or surety for, any person, firm, corporation or


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



                  any other entity, including officers, employees, shareholders, directors, or other executives of any Borrower, except for (i) loans from Foods to Carroll's Processing, Inc., the proceeds of which may not be reloaned to any entity except Carolina Turkeys, such loans being evidenced by certain promissory notes which shall be in form and substance satisfactory to Lender, in its sole discretion; (ii) loans from Foods to or for the benefit of Carolina Turkeys on reasonable commercial terms approved by Lender in advance or as required by the terms of the Carolina Turkeys partnership agreement dated March 1, 1985; (iii) loans from Foods to any member of the Carroll's Group on reasonable commercial terms approved by Lender in advance; (iv) loans or advances from Foods to Carroll's Capital, Inc. in an amount not to exceed an aggregate of $85,000,000.00; (v) short-term loans or guaranties to the employees (excluding stockholders) or contract growers of Foods in an amount not to exceed an aggregate of $1,000,000.00; and (vii) that certain guaranty of Foods to NationsBank of twenty percent (20%) of that certain $6,000,000.00 line of credit facility established by NationsBank for Ag Pro Vision, Inc., provided that such guaranty shall not exceed $1,200,000.00.

            (f) Section 4.2(g) is amended to read as follows:

                        (g) Distributions, Dividends, etc. No Borrower shall
                  declare or pay any dividends or distributions, or purchase, redeem, retire or otherwise acquire for value any Borrower's capital stock now or hereafter outstanding; or make any distribution of assets to any Borrower's stockholders as such, whether in the form of cash, assets, or in obligations of such Borrower; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of any shares of any Borrower's capital stock; or make any other distribution by reduction of capital, or otherwise, in respect of any shares of its capital stock; or permit any member of the Carroll's Group to purchase or otherwise acquire for value any stock of any Borrower or other member of the Carroll's Group.

            (g) Section 4.2(h) is amended to read as follows:

                        (h) Additional Borrowings. No Borrower shall incur
                  direct, conditional, or contingent liability or indebtedness for borrowed money other than with Lender, unless such indebtedness has been approved by Lender in writing in advance and is subject to a written subordination agreement subordinating such indebtedness to the Loans, in a form satisfactory to Lender in its sole discretion except for (i) Borrowers' debts to Rabobank, as approved by Lender; (ii) purchase money indebtedness (including capitalized leases) for equipment or real estate, provided that the aggregate outstanding principal balance of all such loans and capitalized leases at no time exceeds $750,000.00 in excess of such loans and capitalized leases outstanding as of the Closing Date and each such loan has an initial maturity of not greater than


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



                  three (3) years; (iii) debt not to exceed in the aggregate $2,000,000.00 incurred pursuant to an overdraft facility to be extended to Foods by a depository institution with assets in excess of $100,000,000.00; and debt to Smithfield and/or its subsidiaries, which debt is unsecured and is subordinated, on terms satisfactory to Lender, to all obligations of Borrowers to Lender.

            (h) Section 4.2(i), subsection (ii) is amended to delete the phrase "and NationsBank" therefrom.

            (i)   Section 4.3 is hereby deleted.

            (j) Section 6.1 is amended to delete the phrase "or NationsBank" occurring in the third line and the fifth line thereof.

            (k) Section 6.6 is amended to delete the phrase "and NationsBank" occurring in the third line and the sixth line thereof.

            (l) Section 6.7 is amended to insert the phrase "taken as a whole" following the word "Borrower".

            (m) Section 6.8 is amended to read as follows:

                  Cross-Default. (i) Any default by any Borrower or any Guarantor occurs under any agreement with Lender or Rabobank or another financial institution, whether now existing or hereafter arising, or (ii) any default by Smithfield under the Chase Manhattan Facilities; which default is not corrected within the cure period, if any, provided in any such agreement or under the Chase Manhattan Facilities.

      2. The consent of Lender is hereby given with respect to the Transactions and, to the extent that any or all of the Transactions violate or result in the violation of any term or condition of the Loan Agreement, as amended hereby, which violation would constitute a default or event of default thereunder, Lender hereby waives any and all rights with regard thereto.

      3. Carroll's Processing, Inc. and Carroll's Foods of the Midwest are hereby released as Guarantors.

      4. Carroll's Turkeys, Inc. hereby agrees to provide its unconditional guaranty of payment and performance of the Loans, on terms satisfactory to Lender, simultaneously with the execution of this Agreement.

      B.    AMENDMENT OF NOTES.



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



      1. The Operating RLOC Note is hereby amended to delete the phrase "the Operating RLOC Maturity Date" and insert the phrase "November 1, 1999", in the place thereof.

      2. The Evergreen RLOC Note is hereby amended to delete the phrase "the Evergreen RLOC Maturity Date" and insert the phrase "November 1, 1999", in the place thereof.

      C. AMENDMENT OF LOAN DOCUMENTS. Each and every Loan Document is hereby amended to the extent necessary that such Loan Document shall be interpreted in a manner consistent with the terms and conditions of this Agreement.

      D.    MISCELLANEOUS.

      1. Each Borrower and each Guarantor hereby confirms the representations and warranties as set forth in Article 3 of the Loan Agreement, except as amended hereby, as and when originally made, and further represents and warrants that the summary of the Transactions set forth in Exhibit A is true and correct.

      2. Each Borrower and each Guarantor hereby agrees to execute and deliver to Lender, promptly upon request from Lender, such other and further documents and assurances as reasonably may be necessary or appropriate to consummate the transactions contemplated herein or to perfect or continue the perfection of any liens contemplated hereby. Such documents and assurances shall include, as conditions precedent to this Agreement, among other things, the following:

            (a) An unlimited, unconditional guaranty of Smithfield Foods, Inc., on a form satisfactory to Lender and its counsel, of all obligations of Borrowers under the Loan Agreement and the Loan Documents;

            (b) Evidence, to the satisfaction of Lender and counsel, of the due authorization of each Borrower and Guarantor to enter into and perform its respective obligations hereunder; and

            (c) An opinion of counsel for each Borrower and Guarantor, in form and content satisfactory to Lender and its counsel, opining, among other things, as to the due organization and good standing of each Borrower and Guarantor, the authorization of each Borrower and Guarantor to enter into the transactions contemplated hereunder, and the continuing enforceability of the Loan Documents, as modified hereby, in accordance with their respective terms.

      3. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one in the same instrument, and in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.


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



      4. This Agreement is not a novation and, except as otherwise modified hereby, the terms and provisions of the Loan Agreement, the Loans, and any and all Loan Documents shall remain in full force and effect and shall continue to be secured by the Collateral therefor with the same force, effect and priority.

      5. This Agreement, along with the Loan Agreement and the Loan Documents, represents the full agreement of the Parties and supersedes any other existing agreements, written or oral.


      In witness whereof, the Parties have executed this Agreement to be effective as of the date first written above.


                                   BORROWERS:

ATTEST:                            CARROLL'S FOODS, INC.


/s/ Michael H. Cole                By: /s/ Aaron D. Trub
------------------------------         ----------------------------------
Assistant Secretary                Its:  President
[Corporate Seal]


ATTEST:                            CARROLL'S REALTY, INC.


/s/ Michael H. Cole                By: /s/ Aaron D. Trub
------------------------------         ----------------------------------
Assistant Secretary                Its: President
[Corporate Seal]


                                   CARROLL'S REALTY PARTNERSHIP  (SEAL)


ATTEST:                            By:  Carroll's Foods, Inc., General Partner


/s/ Michael H. Cole                By: /s/ Aaron D. Trub
------------------------------         ----------------------------------
Assistant Secretary                Its:  President
[Corporate Seal]


ATTEST:                            By:  Carroll's Realty, Inc., General Partner



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



/s/ Michael H. Cole                By: /s/ Aaron D. Trub
------------------------------         ----------------------------------
Assistant Secretary                Its: President
[Corporate Seal]




                                   GUARANTORS:

ATTEST:                            CARROLL'S TURKEYS, INC.


/s/ Michael H. Cole                By: /s/ Aaron D. Trub
------------------------------         ----------------------------------
Assistant Secretary                Its: President
[Corporate Seal]


ATTEST:                            CARROLL'S CAPITAL, INC.


/s/ Michael H. Cole                By: /s/ Aaron D. Trub
------------------------------         ----------------------------------
Assistant Secretary                Its: President
[CORPORATE SEAL]



ATTEST:                            CARROLL'S FOODS OF MEXICO, INC.



/s/ Michael H. Cole                By: /s/ Aaron D. Trub
------------------------------         ----------------------------------
Assistant Secretary                Its: President
[Corporate Seal]


                                   CARROLL'S FOODS OF BRAZIL, LLC



    [SEAL]                         By: /s/Aaron D. Trub
------------------------------         --------------------------------------
                                   Its: Manager


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


ATTEST:                            SMITHFIELD FOODS, INC.



/s/ Michael H. Cole                By: /s/ Aaron D. Trub
------------------------------         ----------------------------------
Assistant Secretary                Its: Vice President
[Corporate Seal]



                                   LENDER:

                                   CAPE FEAR FARM CREDIT, ACA



                                   By: /s/ C. Royer Edwards
                                       ----------------------------------
                                   Its: Vice President

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